Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of MultiPlan Corporation of our report dated July 30, 2020 relating to the financial statements of MultiPlan Corporation (formerly known as Polaris Parent Corp.), which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Chicago, IL
October 30, 2020